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                                                                EXHIBIT 99.1



             CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION
                           (After Issuance of Stock)


                                                                 Filed by:

     FILED# C7360-96
      JUL 13 2001

     IN THE OFFICE OF
     /s/ DEAN HELLER
DEAN HELLER, SECRETARY OF STATE



                   CHECKPOINT GENETICS PHARMACEUTICALS, INC.
                   -----------------------------------------
                              Name of Corporation


We the undersigned            LUCILLE V. ABAD,       President
                         ------------------------------------------
                                President or Vice President

ROY RAYO, Assistant Secretary    of  CHECKPOINT GENETICS PHARMACEUTICALS, INC.
-----------------------------        -----------------------------------------
Secretary or Assistant Secretary                 Name of Corporation

do hereby certify:

     That the Board of Directors of said corporation at a meeting duly convened, held on the 28th of June, 2001, adopted a resolution to amend the original articles as follows:

     RESOLVED: That the Certificate of Incorporation be amended as it relates to Article First, to read, in full, as follows:

     "FIRST:  The name of the corporation is:

          InterNatural Pharmaceuticals, Inc."

     RESOLVED: That Article FOURTH of the Certificate of Incorporation be amended to read in full as follows:

     "FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is Seventy Five Million (75,000,000). The par value of each of such shares is $.0001. All such shares are one class and are shares of Common Stock. Effective upon the filing of this Certificate of Amendment to the Corporation's Certificate of Incorporation, each ten (10) share of the Corporation's $.0001 par value Common Stock outstanding shall be converted and reconstituted into one (1) shares of the Corporation's $.0001 par value Common Stock. In lieu of issuing a fractional share, each fractional share shall be rounded up to a full share in accordance with the laws of the State of Nevada."


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     The number of shares of the corporation outstanding and entitled to vote on an amendment to the Articles of Incorporation is 34,539,367; that the said change(s) and amendment have been consented to and approved by a majority vote of the stockholders holding at least a majority of each class of stock outstanding and entitled to vote thereon.

     I declare under penalty of perjury that the foregoing is true and correct.

     Executed this 28th day of June, 2001 at Los Angeles, California.


                              /s/ LUCILLE V. ABAD
                              ------------------------------
                              Lucille V. Abad
                              President


                              /s/ ROY RAYO
                              ------------------------------
                              Roy Rayo
                              Secretary (Asst.)